Exhibit 99.1

NEWS BULLETIN	RE:	INNSUITES HOSPITALITY TRUST
FROM		INNSUITES HOTEL CENTRE
INNSUITES HOSPITALITY TRUST		1625 E. NORTHERN AVENUE, # 105
NYSE MKT:IHT		Phoenix, Arizona 85020
FISCAL 2016		Phone: 602-944-1500
IBC Hotel Services Expand and IHT Loan Extended
FOR FURTHER INFORMATION:
Marc Berg, Executive Vice President
602-944-1500
email: mberg@innsuites.com

Phoenix, AZ, March 3, 2015 - InnSuites Hospitality Trust (NYSE MKT:IHT)

IBC Hotels, a division of InnSuites Hospitality Trust (“IHT”), is experiencing strong registration in and is looking forward to co-sponsoring the inaugural InnDependent Lodging Summit and Trade show in Tucson, Arizona March 15 - 17, 2015 at Hotel Tucson City Center InnSuites in conjunction with Independent Lodging Industry Association (“ILIA”) and InnJoy Travel.  IBC Hotels continues to grow as one of the world's largest independent hotel networks providing advanced distribution and reservation technologies and soft branding along with InnDependent InnCentives boutique hotel loyalty program to over 6,500 independently owned hotel members representing 20,000+ hotels in 170 countries worldwide.

On February 27, 2015, IHT and IBC Hotels signed an Information Technology agreement with All Covered, a division of Konica Minolta. As an expanded service to its members, IBC Hotels supported by All Covered will service continental United States IBC hotels with their information technology front and back of the house needs.

On February 26, 2015, IHT through one of its subsidiaries, obtained a 90 day extension on its first trustee mortgage at one of its Tucson, Arizona properties. Management expects to refinance this mortgage with the current lender prior to the expiration of the 90 day extension period.

With the exception of historical information, the matters discussed in this news release may include "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance due to numerous risks and uncertainties and are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained.

For more information visit www.innsuitestrust.com or www.sec.gov